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EXHIBIT 10.1


                                   CONSENT TO
                                  AMENDMENT OF
                        INDEPENDENT CONSULTING AGREEMENT
                           EXECUTED SEPTEMBER 22, 2006

         Voyager One, Inc., a Nevada corporation (herein referred to as the "Company") and Summit Financial Partners, LLC, an Indiana Limited Liability Company (herein referred to as the "Consultant"), pursuant to paragraph 11 of the Independent Consulting Agreement (herein referred to as the "Agreement") executed on September 22, 2006 with an effective date of September 11, 2006, hereby agree to amend and replace Section 4.1 (a) of paragraph 4 as follows:

"4.1 (a) For undertaking this engagement, for previous services rendered, and for other good and valuable consideration, the Company agrees to sell to Consultant 1,736,111 (One Million Seven Hundred Thirty Six Thousand One Hundred Eleven) restricted shares of the Company's Common Stock ("Common Stock") at $0.072 per share for a total purchase price of $125,000 (One Hundred Twenty Five Thousand Dollars). The purchase price shall be payable by wire transfer of immediately available funds on or before September 25, 2006. As additional compensation, the Company shall issue, or have issued, to the Consultant 2,763,889 (Two Million Seven Hundred Sixty Three Thousand Eight Hundred Eighty
Nine) shares of Common Stock (all shares, collectively, the "Shares"). The Shares are to be allocated and issued in the following manner pursuant to the instructions of Consultant: - Leslie T. Altavilla Rev. Trust Dtd 3-28-03-2,992,500 shares, A C Consulting, Inc.-855,000 shares, Patrick O'Keefe-225,000 shares and Stephen T. Slavin-427,500 shares. These Shares shall be fully paid and non-assessable and stock certificates representing these Shares shall be delivered by overnight courier upon receipt of the wire transfer of $125,000. "

         The parties further acknowledge that Voyager One, Inc. is a Nevada corporation and that the Independent Consulting Agreement was executed on September 22, 2006.

         This Amendment shall be effective September 28, 2006 regardless of when it is signed.

         AMENDMENT AGREED TO:

COMPANY: VOYAGER ONE, INC.



By: /S/ Sebastian C. DuFort
    ----------------------------------------------------------
Name:    Sebastian C. DuFort
Title: President, and its Duly Authorized Agent



CONSULTANT: SUMMIT FINANCIAL PARTNERS, LLC.


By: /s/ Anthony D. Altavilla
    ----------------------------------------------------------
Name:    Anthony D. Altavilla
Title:   President and its Duly Authorized Agent
         Company:  Voyager One, Inc.